Exhibit 99.1

Ocean Power Technologies Recognized as Certified AUVSI

Trusted UMS Operator Training Provider

MONROE TOWNSHIP, N.J., November 4th,2025 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative, cost-effective, low-carbon and artificial intelligence maritime services that enable safer and more productive ocean operations and related power, data, and service solutions, today announced that it has been officially certified by the Association for Uncrewed Vehicle Systems International (AUVSI) as a Trusted Uncrewed Maritime Systems (UMS) Operator Training Provider, marking a significant milestone in the professionalization of uncrewed surface vehicle (USV) operations.

Through this certification, OPT joins a select group of organizations qualified to deliver AUVSI-aligned operator training and certification under the nation’s first industry-led framework for uncrewed maritime systems.

OPT will provide comprehensive training for government, defense, commercial, and academic professionals seeking certification in uncrewed surface vehicle operations. Training will be delivered using OPT’s proven WAM-V® (Wave Adaptive Modular Vessel) platform, which is known for its adaptability, stability, and mission versatility across a range of maritime environments. This revenue generating training will be provided at both OPT’s Pacific and Atlantic Ocean locations and at customer sites.

“Receiving AUVSI certification as a Trusted UMS Operator Training Provider underscores our commitment to advancing safe, effective, and professional uncrewed operations,” said Jason Weed, Senior Vice President, Commercial Sales, Ocean Power Technologies. “Our WAM-V® systems are being used worldwide for defense, research, and commercial applications, and we believe this training program ensures operators are fully prepared to meet mission objectives with the highest standards of safety and competency.”

The AUVSI Trusted UMS Operator Program establishes a consistent baseline for operational proficiency, ethics, and safety across the maritime autonomy ecosystem—building on the success of AUVSI’s Trusted UAS Operator™ framework for aerial systems.

As a certified training provider, OPT is expanding access to operator training and certification that aligns with emerging regulatory, operational, and security standards, strengthening workforce readiness and supporting the continued growth of the uncrewed maritime sector.

“We’re proud to play a leading role in setting the standard for USV operator development,” added Weed. “This certification reinforces our dedication to building a skilled and capable maritime workforce ready for the future of autonomous operations. It also supports our recurring revenue efforts.”

With this certification, Ocean Power Technologies joins AUVSI’s expanding network of trusted providers driving safety, professionalism, and innovation across the uncrewed systems industry.

For additional details on Ocean Power Technologies and its services and solutions for the defense, security and ocean energy industries, please visit www.oceanpowertechnologies.com.

For more information on the AUVSI’s Trusted UMS Operator Program, please visit https://www.auvsi.org/certification-training/trusted-operator-maritime/.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success with the AUVSI training program, the delivery of customer products and services over extended timeframes, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.